UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

LINDBLAD EXPEDITIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (212) 261-9000

N/A
(Former name or former address, if changed since last report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2021 Lindblad Expeditions Holdings, Inc. (the "Company") reached an agreement with its Export Credit Agency ("ECA") lenders, Garantiinstituttet for eksportkreditt and Eksportkreditt Norge AS, which represent the Norwegian government, and Citibank, N.A., London Branch to amend its ECA facilities in line with the ECA community's adopted principles to assist cruise company borrowers and entered into that certain (i) Third Amendment Relating to the Senior Secured Credit Agreement dated January 8, 2018 (as amended on April 8, 2019 and amended and restated on June 12, 2020) for up to $107,694,892.00 in Respect of the Acquisition of Hull No. 312 (the "312 Amendment"), and (ii) Second Amendment Relating to the Senior Secured Credit Agreement dated April 8, 2019 (as amended and restated on June 12, 2020) for up to $122,840,000.00 in Respect of the Acquisition of Hull No. 316 (the "316 Amendment" and, together with the 312 Amendment, the "Amendments"). The primary elements of the Amendments include:

●
Extended deferral of scheduled amortization payments for three quarters from April 2021 through December 2021 in the aggregate amount of $15.7 million ("Second Deferred Tranche"). The Second Deferred Tranche includes the $8.97 million in scheduled amortization payments deferred from June 2020 through March 2021 ("First Deferred Tranche" and, together with the Second Deferred Tranche, the "Deferred Tranches"), for which repayment would otherwise have been due beginning in June 2021. The interest rate for the Deferred Tranches and the main ECA facility will increase by 50 basis points and will amortize quarterly over three years starting in March 2022.

●	Extension of effective suspension of the Total Net Leverage Ratio covenant from July 2021 through March 2022.
●
The Amendments provide the same terms other than the 316 Amendment does not provide for a Second Deferred Tranche as no amortization payments are due until delivery of the vessel, currently scheduled for 2021.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits
Exhibit 10.1	Amendment No 3 to the Senior Secured Credit Agreement dated January 8, 2018 among the Company and LEX Endurance Ltd. with Citibank, N.A. and Eksportkreditt Norge AS.

Exhibit 10.2	Amendment No 2 to the Senior Secured Credit Agreement dated April 8, 2019 among the Company and Bluewater II Limited with Citibank, N.A. and Eksportkreditt Norge AS.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

June 17, 2021	By:	/s/ Craig I. Felenstein
Craig I. Felenstein Chief Financial Officer

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